EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-169535 on Form S-11 of our report dated September 22, 2010, except for Note 1, Note 3 and Note 4, as to which the date is December 3, 2010, relating to the consolidated balance sheet of Cole Advisor Corporate Income REIT, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
December 3, 2010